EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION

                                     OF

                         STAR AMUSEMENT COMPANY, INC.

KNOW ALL MEN BY THESE PRESENTS:
      That the undersigned, as Vice President and Secretary, respectively, of Star Amusement Company, Inc., do hereby amend the Articles of Incorporation filed with the Secretary of State of the State of Nevada on January 4, 1982, in their entirety as follows:

                                  ARTICLE 1.

      The name of the corporation is STAR AMUSEMENT COMPANY, INC.
(Original Article)

                                  ARTICLE 2.

      The location of the principal office of the corporation in the State of Nevada is 241 Ridge Street, Suite 440, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.
(Amended June 1, 1984)

                                  ARTICLE 3.

      The corporation may engage in any lawful activity.
(Original Article)

                                  ARTICLE 4.

      The amount of the authorized capital stock of this corporation is 50,000,000 common shares with a par value of $.001 per share and 10,000,000 preferred shares with a par value of $.01 per share. Upon the amendment of this paragraph to read as herein set forth, each outstanding share is converted into or reconstituted as one common share.
      The shares of preferred stock authorized hereby may, when authorized for issuance by the Board of Directors of this corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.
      Any and all shares of stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefore shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever, and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any pre-emptive rights
(Amended June 1, 1984)

                                  ARTICLE 5.

      Members of the governing board shall be known as "Directors," and the number thereof shall not be less than three nor more than nine, the exact number to be fixed by the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time. The name and address of the current Board of Directors who shall hold office until their successors are duly elected and qualified, are as follows:

                  Ross B. Scheer
                  9229 Sunset Blvd., 9th Floor
                  Los Angeles, California 90069

                  A. J. Hicks
                  241 Ridge Street, Suite 440
                  Reno, Nevada 89501

                  Thomas E. Boyle
                  1520 Denver Club Bldg.
                  518 - 17th Street
                  Denver, Colorado 80202

(Amended June 1, 1984)

                                  ARTICLE 6.

      The capital stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment and not stock issued as fully paid up shall ever be assessable, or assessed, and the Articles of Incorporation shall not be amended in this particular.
(Deleted June 1, 1984-This provision added to amended Article 4.)

                                   ARTICLE 6.

     The names and post offices addresses of each of the original incorporators, which are three in number, signing the Articles of Incorporation, are as follows:

                  Michele K. Hitcznko
                  770 E. Sahara, #401
                  Las Vegas, Nevada 89104

                  Michael L. Foley
                  770 E. Sahara, #401
                  Las Vegas, Nevada 89104

                  Kate Whisler
                  770 E. Sahara, #401
                  Las Vegas, Nevada 89104

(Originally Article 7-renumbered June 1, 1984)

                                   ARTICLE 7.

      The corporation shall become effective January 1, 1982, and shall have perpetual existence.
(Originally Article 8-renumbered June 1, 1984)

                                  ARTICLE 8.

      A resolution, in writing, signed by all of the members of the Board of Directors of the corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the minute book of the corporation under its proper date.
(Added June 1, 1984)

                                  ARTICLE 9.

      The Directors shall have the power to make and alter the By-Laws of the corporation. ByLaws so made by the Directors under the powers so conferred may be altered, amended, or repealed by the Directors or the stockholders at any meeting called and held for that purpose.
(Added June 1, 1984)

      IN WITNESS WHEREOF, we have hereunto set our hands and executed these Amended Articles of Incorporation this 27th day of June, 1984.

                                         /s/ SARAH SMITHSON
                                             SARAH SMITHSON, Vice-President

                                         /s/ A. J. HICKS
                                             A. J. HICKS, Secretary

STATE OF NEVADA,      )
                      ) ss.
COUNTY OF WASHOE.     )

      On this 27th day of June, 1984, personally appeared before the undersigned, a Notary Public, SARAH SMITHSON, as Vice-President of Star Amusement Company, Inc., known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         /s/  NORMA B. ZIRBEL
                                              Notary Public

STATE OF NEVADA,      )
                      ) ss.
COUNTY OF WASHOE.     )

      On this 27th day of June, 1984, personally appeared before the undersigned, a Notary Public, A. J. HICKS, as Secretary of Star Amusement Company, Inc., known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/  NORMA B. ZIRBEL
                                              Notary Public

                           CERTIFICATE OF AMENDMENT

                        TO ARTICLES OF INCORPORATION OF

                         STAR AMUSEMENT COMPANY, INC.


      The undersigned hereby certify as follows:

     1. That they are the Vice-President and Secretary, respectively, of STAR AMUSEMENT COMPANY, INC.

     2. That the Articles of Incorporation were filed in the office of the Secretary of State, State of Nevada, on the 4th day of January, 1982.

     3. That Jackpot Enterprises, Inc., a Nevada corporation, owns 100% of the issued and outstanding stock of Star Amusement Company, Inc. That on June 1, 1984, Jackpot Enterprises, Inc., consented to the adoption of the resolutions set forth in this Certificate as the sole shareholder of Star Amusement Company, Inc.

     4. That on June 1, 1984, the directors of Star Amusement Company unanimously consented to the adoption of the following resolutions:

     A. Article 2 of the Articles of Incorporation is amended as follows:

     2. The location of the principal office of the corporation in the State of Nevada is 241 Ridge Street, Suite 440, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.

     B. Article 4 of the Articles of Incorporation is amended as follows:

     4. The amount of the authorized capital stock of this corporation is 50,000,000 common shares with a par value of $.001 per share and 10,000,000 preferred shares with a par value of $.01 per share. Upon the amendment of this paragraph to read as herein set forth, each outstanding share is converted into or reconstituted as one common share.

     The shares of preferred stock authorized hereby may, when authorized for issuance by the Board of Directors of this corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

     Any and all shares of stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefore shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever, and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any pre-emptive rights.

     C. Article 5 of the Articles of Incorporation is amended as follows:

     5. Members of the governing board shall be known as "Directors," and the number thereof shall not be less than three nor more than nine, the exact number to be fixed by the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time. The name and address of the current Board of Directors who shall hold office until their successors are duly elected and qualified, are as follows:

            Ross B. Scheer
            9229 Sunset Blvd., 9th Floor
            Los Angeles, California 90069

            A. J. Hicks
            241 Ridge Street, Suite 440
            Reno, Nevada 89501

            Thomas E. Boyle
            1520 Denver Club Bldg.
            518 - 17th Street
            Denver, Colorado 80202

     D. Article 6 of the Articles of Incorporation shall be deleted in its entirety; Article 7 of the Articles of Incorporation shall be renumbered as
Article 6; and Article 8 of the Articles of Incorporation shall be renumbered as
Article 7.

     E. Article 8 of the Articles of Incorporation shall be added as follows:

     8. A resolution, in writing, signed by all of the members of the Board of Directors of the corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the minute book of the corporation under its proper date.

     F. Article 9 of the Articles of Incorporation shall be added as follows:

     9. The Directors shall have the power to make and alter the By-Laws of the corporation. By-Laws so made by the Directors under the powers so conferred may be altered, amended, or repealed by the Directors or the stockholders at any meeting called and held for that purpose.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Articles of Incorporation this 27th day of June, 1984.

                                         /s/ SARAH SMITHSON
                                             SARAH SMITHSON, Vice-President

                                         /s/ ALVIN J. HICKS
                                             A. J. HICKS, Secretary

STATE OF NEVADA,      )
                      ) ss.
COUNTY OF WASHOE.     )

      On this 27th day of June, 1984, personally appeared before the undersigned, a Notary Public, SARAH SMITHSON, as Vice-President of Star Amusement Company, Inc., known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/  NORMA B. ZIRBEL
                                              Notary Public

STATE OF NEVADA,      )
                      ) ss.
COUNTY OF WASHOE.     )

      On this 27th day of June, 1984, personally appeared before the undersigned, a Notary Public, A. J. HICKS, as Secretary of Star Amusement Company, Inc., known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         /s/  NORMA B. ZIRBEL
                                              Notary Public

                          CERTIFICATE OF AMENDMENT OF

                         ARTICLES OF INCORPORATION OF

                         STAR AMUSEMENT COMPANY, INC.

      The undersigned hereby certify as follows:

     1. That they are the President and Secretary, respectively, of STAR AMUSEMENT COMPANY, INC.

     2. That the Articles of Incorporation were filed in the office of the Secretary of State, State of Nevada, on the 4th day of January, 1982.

     3. That at a meeting of the shareholders held on August 28, 1986, at 2900 South Highland, #18D, Las Vegas, Nevada, stockholders holding 2,836,492 shares representing 66.9% of the issued and outstanding stock of the Corporation voted in favor of the adoption of the Resolution as set forth below.

     4. That at a meeting of the Directors of said Corporation duly held at 2900 South Highland, #18D, Las Vegas, Nevada, on the 3rd day of July, 1986, the following Resolution was unanimously adopted:

     RESOLVED: The Article I of the Articles of Incorporation be amended as follows:

                                   ARTICLE I

      The name of the Corporation is COMET ENTERPRISES, INC.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment to Articles of Incorporation this 28th day of August, 1986.


                                         /s/ ROSS B. SCHEER
                                             ROSS B. SCHEER, President

                                         /s/ WILLIAM R. MORSE
                                             WILLIAM R. MORSE, Secretary

STATE OF NEVADA       )
                      ) ss.
COUNTY OF CLARK       )

      On this 28th day of August, 1986, personally appeared before me, a Notary Public, Ross B. Scheer and William R. Morse, as President and Secretary, respectively, of Star Amusement Company, Inc., who acknowledged that they executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said Corporation.

                                         /s/  SHARON H. BULLOCH
                                              Notary Public

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                            COMET ENTERPRISES, INC.


      Rebecca R. Reno and Jeffrey A. Kessler hereby certify as follows:

     1. That they are the President and Secretary, respectively, of Comet Enterprises, Inc. (the "Corporation").

     2. That the Articles of Incorporation were filed in the office of the Secretary of State, State of Nevada, on January 4, 1982 and amended on September 2, 1986.

     3. That at a meeting of the directors of the Corporation, the resolutions set forth below were unanimously adopted.

     4. That at a meeting of the shareholders of the Corporation duly held, shareholders holding all 5,238,129 shares present in person or proxy, representing 60.9% of the issued and outstanding stock of the Corporation, voted in favor of the adoption of the following resolutions:

            RESOLVED, that Article 1 of the Articles of Incorporation, as amended, be further amended to read as follows:

            1.        NAME

            The name of the Corporation is:

            COMET ENTERTAINMENT, INC.

            RESOLVED, that a new Article 9 be added to the Articles of Incorporation, to read as follows:

            9.        LIABILITY OF DIRECTORS AND OFFICERS

            No director or officer of the Corporation shall be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts of omission which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes section 78.300.

            RESOLVED, that a new Article 10 be added to the Articles of Incorporation, to read as follows:

            10.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Corporation shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding as are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions herein do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Articles of Incorporation this 27th day of March, 1989.


                                         /s/ REBECCA R. RENO
                                             Rebecca R. Reno
                                             President

                                         /s/ JEFFREY A. KESSLER
                                             Jeffrey A. Kessler
                                             Secretary

STATE OF MONTANA        )
                        )  ss.
COUNTY OF YELLOWSTONE   )

      On March 28th, 1989, personally appeared before me, a Notary Public, Rebecca R. Reno, as President of Comet Enterprises, Inc. who acknowledged that she executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation.

WITNESS my hand and official seal.

/s/  MADONNA HURD
     Madonna Hurd
     Notary Public

STATE OF MONTANA        )
                        )  ss.
COUNTY OF YELLOWSTONE   )

      On March 28th, 1989, personally appeared before me, a Notary Public, Jeffrey A. Kessler, as Secretary of Comet Enterprises, Inc. who acknowledged that he executed the foregoing Certificate of Amendment to Articles of Incorporation on behalf of said corporation.

WITNESS my hand and official seal.


/s/  MADONNA HURD
     Madonna Hurd
     Notary Public

                           CERTIFICATE OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                           COMET ENTERTAINMENT, INC.

     1.   The name of the corporation is Comet Entertainment, Inc.

     2. The Board of Directors of the corporation, declaring its advisability in calling a meeting of the stockholders of the corporation for the consideration thereof.

     3. The majority of the stockholders of the corporation have adopted the amendments hereinafter set forth by written consent in accordance with NRS 78.320.

     4.   The Articles of Incorporation of the corporation shall be amended by
          (a) amending and replacing Article 1. to read as follows:

                                  ARTICLE 1.

            The name of the corporation is TEXOIL, INC.

and (b) amending and replacing Article 4. to read as follows:

                                  ARTICLE 4.

            The amount of the authorized capital stock of this corporation is 50,000,000 common shares with a par value of $.001 per share and 10,000,000 preferred shares with a par value of $.01 per share. Upon the amendment of this paragraph to read as herein set forth, each outstanding common share is split up and converted into or reconstituted as .035714 common shares (twenty-eight (28)) shares converted to one (1) share). This reverse stock split shall not result in the increase or decrease in the aggregate amounts of the capital accounts of this corporation.

            The shares of preferred stock authorized hereby may, when authorized by issuance by the Board of Directors of this corporation, be issued in a series having such designations powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

            Any and all shares of the stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purpose of the corporation, and said shares of stock when issued in exchange therefore shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever; and the judgment of the

Board of Directors of the corporation concerning the value of the property, right or thing acquired in purchase or exchange for capital stock shall be conclusive. No stock holder shall have any pre-emptive rights.

            DATED this 11 day of March, 1993.

ATTEST:                             Comet Entertainment, Inc.

/s/  WILLIAM F. COFFIN              /s/  M. W. BAUMGARDNER
     William F. Coffin, Secretary        M. W. Baumgardner, President

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

     The foregoing instrument was acknowledged before me on the 11th day of March, 1993, by E. W. Baumgardner, President, and William F. Coffin, Secretary, of Comet Entertainment, Inc., a Nevada corporation, on behalf of the corporation.

                                          /s/  TERI BRATH
                                               Teri Brath
                                               Notary Public

                       CERTIFICATE OF STOCK DESIGNATION

                                      OF

                           COMET ENTERTAINMENT, INC.


E. W. Baumgardner and
William F. Coffin certify that:

            (1) They are the President and Secretary, respectively, of Comet Entertainment, Inc., a Nevada corporation (the "Corporation").

            (2) The number of authorized shares of Preferred Stock (the "Preferred Stock") is Ten Million (10,000,000), all par value $.01, none of which has been issued.

            (3)   The Board of Directors duly adopted the following resolution:

            WHEREAS, the Articles of Incorporation authorize the Preferred Stock of the Corporation to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series; now, therefore, it is

            RESOLVED, that the Board of Directors does hereby establish a Series of Preferred Stock as follows:

            (a) DESIGNATION. The designation of such series of Preferred Stock is Series A Preferred Stock, and the number of shares of such series is 25,000 ($.01 par value).

            (b) DIVIDENDS. The Series A Preferred Stock is entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of $12 per share and no more, payable on the last day of the third month of each calendar quarter when and as declared by the Board of Directors. Such dividends shall accrue from the date of issuance whether or not earned so that no dividends or other distributions shall be made with respect to the Common Stock and no Common Stock shall be repurchased by the Corporation until cumulative dividends on the Preferred Stock for all past dividend periods and for the then current three (3) month dividend period shall have been declared and paid or set apart. After cumulative dividends on the Series A Preferred Stock for all past dividend periods shall have declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends shall be declared solely on the Common Stock.

            (c) LIQUIDATION PREFERENCES. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders the Series A Preferred Stock shall be entitled to receive, in preference to any payment on the Common Stock, an amount equal to $100 per share plus cumulative dividends as provided above, accrued and unpaid to the date payment is made available to the Series A Preferred Stock. After the full preferential liquidation amount has been paid to, or determined or set apart for, the Series A Preferred Stock, the remaining assets shall be paid in equal amounts per share on all classes of Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Series A Preferred Stock, the entire remaining assets shall be paid to the Series A Preferred Stock and the Common Stock shall receive nothing. A reorganization shall not be considered to be a liquidation, winding up or dissolution within the meaning of this subdivision.

            (d) RIGHT OF REDEMPTION. The Series A Preferred Stock is subject to redemption, out of funds legally available therefor, in whole, or from time to time in part, at the option of the Board of Directors of the Corporation. If only a part of the Series A Preferred Stock is to be redeemed, the redemption shall be carried out pro rata. The redemption price shall be $100 per share plus cumulative dividends as provided in subdivision (b) of this Article, accrued and unpaid to the date fixed for redemption (herein called the "redemption price"). The Corporation shall mail a notice of redemption to each holder of record of shares to be redeemed, addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall include: (i) the class of shares or the part of a class of shares to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place at which the shareholders may obtain payment of the redemption price upon surrender of their share certificates, and (v) the last date prior to the date of redemption that the right of conversion may be exercised. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

            (e)   CONVERSION RIGHTS.

      (i) The Series A Preferred Stock shall be convertible into Common Stock at any time not later than the close of business on the fifth day prior to the date fixed for redemption in any notice of redemption at the option of the respective holders of Series A Preferred Stock, but in any event not prior to the public offering by the Corporation of its Common Stock through an offering registered with the Securities and Exchange Commission (the "public offering"). For the purpose of any such conversion, each share of Series A Preferred Stock shall be treated as equivalent to its liquidation preference not including accrued and unpaid dividends. The number of shares of Common Stock issuable with respect to any share of Series A Preferred Stock upon conversion shall be determined by dividing the aggregate dollar equivalent (liquidation value) of all shares of Series A

Preferred Stock at any one time surrendered for conversion by any one (1) holder thereof by the public offering price (the "conversion price"). In effecting the conversion, the Corporation at its option either shall pay any accrued unpaid dividends on the shares being converted or shall issue additional shares of Common Stock for such unpaid amount at the conversion price. Upon conversion, no fractional shares shall be issued and the Corporation shall in lieu thereof pay in cash the fair value of the fraction. The Corporation shall reserve and keep reserved out of its authorized but unissued shares of Common Stock sufficient shares to effect the conversion of all shares of Series A Preferred Stock outstanding from time to time.

      (ii) A holder of Series A Preferred Stock desiring to convert shall deliver the share certificate to the Corporation's Transfer Agent, if it has one, otherwise to the Corporation at its principal executive office, accompanied by a written request to convert, specifying the number of shares to be converted. The endorsement of the share certificate and the request to convert shall be in form satisfactory to the Transfer Agent or the Corporation, as the case may be. Upon the date of such delivery the conversion is deemed to have occurred and the person entitled to receive share certificates for Common Stock shall be regarded for all corporate purposes from and after such date as the holder of the number of shares of Common Stock to which he/she is entitled upon the conversion.

      (iii) In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of Common Stock outstanding, the conversion price set forth in paragraph (i) shall be proportionately revised so as to fairly and equitably preserve the conversion rights of the Series A Preferred Stock.

      (iv) Promptly after any change in one conversion price, the Corporation shall cause to be prepared a written statement setting forth in detail the facts and the revised conversion ratio. The statement shall be signed by the President or a vice-president and by the chief financial officer, the treasurer or an assistant treasurer and filed with the secretary or an assistant treasurer and filed with the secretary and also with the Transfer Agent if there be one. A copy of the statement shall be mailed to each holder of Series A Preferred Stock.

            (f) VOTING RIGHTS. Except as otherwise expressly provided by law or by these Articles, the Common Stock and Series A Preferred Stock shall have equal voting rights, one vote per share, on all matters requiring a vote of shareholders, including election of directors.

            (g) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a clause, (i) alter or change any of the powers, preferences, privileges, or rights of the Series A Preferred Stock; or
(ii) amend the provisions of this paragraph (g).

                                    /s/  E. W. BAUMGARDNER
                                         E. W. Baumgardner, President

                                    /s/  WILLIAM F. COFFIN
                                         William F. Coffin, Secretary

      On March 15, 1993, before me, the undersigned, a Notary Public in and for said County and State, personally appeared E. W. Baumgardner and William F. Coffin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on the President and Secretary, respectively of Coast Entertainment, Inc., the corporation therein named, and acknowledged to on that such Corporation executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.

      WITNESS by hand and official seal.

                                    /s/  TERI BRATH
                                         Teri Brath
(Seal)

                           CERTIFICATE OF AMENDMENT
                                      TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                                 TEXOIL, INC.

      1.    The name of the Corporation is Texoil, Inc.

      2. The Board of Directors of the Corporation has adopted resolutions (i) proposing amendments to the Articles of Incorporation of the Corporation, (ii) declaring the advisability of such proposed amendments, and (iii) submitting the proposed amendments to the stockholders of the Corporation entitled to vote for the consideration thereof.

      3. A majority of the stockholders of the Corporation have adopted the amendments hereinafter set forth by written consent in accordance with Section
78.320 of the Nevada Revised Statutes.

      4. The Articles of Incorporation of the Corporation are hereby amended by deleting the language contained in Article 4 in its entirety and substituting the following therefore:

                                  "ARTICLE 4.

            The total number of shares that the corporation shall have authority to issue is 50,000,000 common shares with a par value of $.01 per share and 10,000,000 preferred shares with a par value of $.01 per share. Upon the amendment of this paragraph to read as herein set forth, each outstanding common share, $.001 par value, is split up and converted into .5 common shares (two [2] shares converted into one (1) share) and all authorized, issued and outstanding shares of common stock are reconstituted and reclassified into shares of common stock having a par value of $.01 per share. This reverse stock split and reclassification shall not result in the increase or decrease in the aggregate amounts of the capital accounts of this corporation.

            The shares of preferred stock authorized hereby may, when authorized by issuance by the Board of Directors of this corporation, be issued in a series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

            Any and all shares of the stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purpose of the corporation, and said shares of stock when issued in exchange therefor shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever; and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing acquired in purchase or exchange for stock shall be conclusive. No stockholder shall have any pre-emptive rights."

      5. On the date of the filing with the Secretary of State of Nevada of this Certificate of Amendment to the Articles of Incorporation (the "Effective Time"), each share of the Corporation's common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be split up and converted into .5 shares of common stock, and all authorized, issued and outstanding shares of common stock shall be reconstituted and reclassified into shares of common stock having a par value of $.01 per share. No fractional shares of common stock, par value $.01 per share will be issued; instead, fractional shares shall be rounded up to the nearest whole share.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation of Texoil, Inc. to be executed by Walter L. Williams, its President and Lynn W. Graves, its Secretary, this 8th day of November, 1993.

                               TEXOIL, INC.

                                    /s/  WALTER L. WILLIAMS
                                         Walter L. Williams, President

ATTEST:

/s/  LYNN W. GRAVES
     Lynn W. Graves, Secretary

STATE    OF    TEXAS )
                     )ss.
COUNTY OF HARRIS     )

      The foregoing instrument was acknowledged before me, on the 8th day of November, 1993, by Walter L. Williams, President, and Lynn W. Graves, Secretary, of Texoil, Inc., a Nevada corporation, on behalf of the corporation.

                               /s/ SUSAN P. CRAIN
                                   Susan P. Crain
                                   Notary Public in and for
                                   The State of Texas

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                                 TEXOIL, INC.

      1.    The name of the corporation is Texoil, Inc. (the "Corporation").

      2. The Corporation's Board of Directors adopted a resolution approving and declaring the advisability of the following amendment to the Corporation's articles of incorporation. The proposed amendment then was adopted by the Corporation's stockholders at the annual meeting of its stockholders held on August 31, 1994 (the "1994 Annual Meeting"). The amendment adds to the Corporation's articles of incorporation, as heretofore amended, a new Article 11 to be and read in its entirety as follows:

                                  ARTICLE 11

            This corporation elects not to be governed by Nevada Revised Statutes 78.411 to 78.444 inclusive concerning combinations with interested stockholders.

      3. A total of 4,058,628 shares of the Company's common stock, par value $.01 per share ("Common Stock"), and 23,000 shares of the Company's Series A Preferred Stock, par value $.01 per share (such Series A Preferred Stock and the Common Stock are referred to herein collectively as the "Stock"), collectively constituting 4,081,628 shares of Stock, were entitled to vote as one class upon said amendment at the 1994 Annual Meeting. The total number of shares of Stock, excluding 1,602,306 shares held by interested stockholders and their affiliates and associates (as those terms are used in Section 78.434 of the Nevada Revised Statutes), voted for the approval of said amendment was 1,517,111 or 61.2% of all shares of Stock entitled to vote thereon not held by such interested stockholders and their affiliates and associates. The total number of shares of Stock voted for the approval of said amendment was 3,119,417 or 76.4% of all shares of Stock entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation of Texoil, Inc. to be executed by Walter L. Williams, its President, and Lynn W. Graves, its Secretary, on this 1st day of September 1994.

                               TEXOIL, INC.

                               By:  /s/  WALTER L. WILLIAMS
                                         Walter L. Williams, President

ATTEST:

/s/  LYNN W. GRAVES
     Lynn W. Graves, Secretary

STATE OF TEXAS     )
                   )ss.
COUNTY OF HARRIS   )

      The foregoing instrument was acknowledged before me on the 1st day of September 1994 by Walter L. Williams, President, and Lynn W. Graves, Secretary, of Texoil, Inc., a Nevada corporation, on behalf of the corporation.

                               /s/  SUSAN DOTSON
                                    Susan Dotson
                                    Notary Public in and for
                                    The State of Texas

                           CERTIFICATE OF AMENDMENT
              FILED TO AMEND THE CERTIFICATE OF STOCK DESIGNATION
         OF THE SERIES A PREFERRED STOCK OF COMET ENTERTAINMENT, INC.,
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                   OF THE STATE OF NEVADA ON MARCH 16, 1993.


      Ruben Medrano and Lynn W. Graves,the President and Secretary, respectively, of Texoil, Inc. (formerly Comet Entertainment, Inc.), a Nevada corporation (the "CORPORATION") do hereby certify:

      1. That the Certificate of Stock Designation (the "CERTIFICATE") of the Series A Preferred Stock of Comet Entertainment, Inc. (predecessor to the Corporation) was filed in the office of the Secretary of State of the State of Nevada on March 16, 1993, and that the Certificate requires amendment as permitted by Section 78.1955 of the General Corporation Law of Nevada.

      2. That the approval of the stockholders of the Series A Preferred Stock of the amendment to the Certificate has been obtained.

      3. That the Certificate is hereby amended, by deleting the first two sentences of paragraph (b) thereof and replacing them with the following two sentences:

      "(b) DIVIDENDS. The Series A Preferred Stock is entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of $12 per share and no more, payable if, as and when declared by the Board of Directors, provided that the Board of Directors shall have no obligation to declare any such dividends payable prior to October 1, 2002. Such dividends shall accrue from the date of issuance whether or not earned so that no dividends or other distributions shall be made with respect to the Common Stock and no Common Stock shall be repurchased by the Corporation until cumulative dividends on Preferred Stock shall have been declared and paid or set apart."

      EXECUTED as of this 5th day of September 1996.

                                    TEXOIL, INC.

                                /s/ RUBEN MEDRANO
                                    Ruben Medrano, President

                                /s/ LYNN W. GRAVES
                                    Lynn W. Graves, Secretary

STATE OF TEXAS     )
                   ) ss.
COUNTY OF HARRIS   )

      The foregoing instrument was acknowledged before me on this 5th day of September, 1996, by Ruben Medrano, as President of Texoil, Inc., a Nevada corporation, on behalf of the corporation and by Lynn W. Graves, as Secretary of Texoil, Inc., on behalf of the corporation.

                               /s/  AMY R. GILLIAM
                                    Amy R. Gilliam
                                    Notary Public in and for
                                    the State of Texas